                                                                 EXHIBIT (10)(c)

================================================================================


                                     K2 INC.

                                   $50,000,000

              8.41% Series 1999-A Senior Notes due December 1, 2009







                                ----------------
                             NOTE PURCHASE AGREEMENT
                                ----------------








                          DATED AS OF DECEMBER 1, 1999

================================================================================

                                TABLE OF CONTENTS

SECTION                                                HEADING                                             PAGE
SECTION 1         AUTHORIZATION OF NOTES; INTEREST RATE ADJUSTMENT...................................        1

SECTION 2         SALE AND PURCHASE OF NOTES.........................................................        2

   Section 2.1.   Series 1999-A Notes................................................................        2
   Section 2.2.   Additional Series of Notes.........................................................        2

SECTION 3         CLOSING............................................................................        3

SECTION 4         CONDITIONS TO CLOSING..............................................................        3

   Section 4.1.   Representations and Warranties.....................................................        4
   Section 4.2.   Performance; No Default............................................................        4
   Section 4.3.   Compliance Certificates............................................................        4
   Section 4.4.   Opinions of Counsel................................................................        4
   Section 4.5.   Purchase Permitted by Applicable Law, Etc..........................................        4
   Section 4.6.   Related Transactions...............................................................        5
   Section 4.7.   Payment of Special Counsel Fees....................................................        5
   Section 4.8.   Private Placement Number...........................................................        5
   Section 4.9.   Changes in Corporate Structure.....................................................        5
   Section 4.10.  Guaranty Agreement.................................................................        5
   Section 4.11.  Intercreditor Agreement............................................................        5
   Section 4.12.  Proceedings and Documents..........................................................        5
   Section 4.13.  Conditions to Issuance of Additional Notes.........................................        6

SECTION 5         REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................        6

   Section 5.1.   Organization; Power and Authority..................................................        6
   Section 5.2.   Authorization, Etc.................................................................        6
   Section 5.3.   Disclosure.........................................................................        7
   Section 5.4.   Organization and Ownership of Shares of Subsidiaries; Affiliates...................        7
   Section 5.5.   Financial Statements...............................................................        8
   Section 5.6.   Compliance with Laws, Other Instruments, Etc.......................................        8
   Section 5.7.   Governmental Authorizations, Etc...................................................        8
   Section 5.8.   Litigation; Observance of Statutes and Orders......................................        9
   Section 5.9.   Taxes..............................................................................        9
   Section 5.10.  Title to Property; Leases..........................................................        9
   Section 5.11.  Licenses, Permits, Etc.............................................................       10
   Section 5.12.  Compliance with ERISA..............................................................       10
   Section 5.13.  Private Offering by the Company....................................................       11
   Section 5.14.  Use of Proceeds; Margin Regulations................................................       11
   Section 5.15.  Existing Debt; Future Liens........................................................       11

   Section 5.16.  Foreign Assets Control Regulations, Etc............................................       12
   Section 5.17.  Status under Certain Statutes......................................................       12
   Section 5.18.  Environmental Matters..............................................................       12
   Section 5.19.  Computer 2000 Compliant............................................................       13

SECTION 6         REPRESENTATIONS OF THE PURCHASER...................................................       13

   Section 6.1.   Purchase for Investment............................................................       12
   Section 6.2.   Source of Funds....................................................................       12

SECTION 7         INFORMATION AS TO COMPANY..........................................................       15

   Section 7.1.   Financial and Business Information.................................................       15
   Section 7.2.   Officer's Certificate..............................................................       18
   Section 7.3.   Inspection.........................................................................       18

SECTION 8         PREPAYMENT OF THE NOTES............................................................       19

   Section 8.1.   Required Prepayments...............................................................       19
   Section 8.2.   Optional Prepayments with Make-Whole Amount........................................       20
   Section 8.3.   Allocation of Partial Prepayments..................................................       20
   Section 8.4.   Maturity; Surrender, Etc...........................................................       20
   Section 8.5.   Purchase of Notes..................................................................       20
   Section 8.6.   Make-Whole Amount for Series 1999-A Note...........................................       20
   Section 8.7.   Change in Control..................................................................       22

SECTION 9         AFFIRMATIVE COVENANTS..............................................................       24

   Section 9.1.   Compliance with Law................................................................       24
   Section 9.2.   Insurance..........................................................................       24
   Section 9.3.   Maintenance of Properties..........................................................       24
   Section 9.4.   Payment of Taxes...................................................................       24
   Section 9.5.   Corporate Existence, Etc...........................................................       25
   Section 9.6.   Guaranty by Subsidiaries...........................................................       25
   Section 9.7.   Rating for the Notes...............................................................       25

SECTION 10        NEGATIVE COVENANTS.................................................................       26

   Section 10.1.  Consolidated Net Worth.............................................................       26
   Section 10.2.  Limitations on Funded Debt.........................................................       26
   Section 10.3.  Limitation on Priority Debt........................................................       26
   Section 10.4.  Limitation on Current Debt.........................................................       26
   Section 10.5.  Fixed Charges Coverage Ratio.......................................................       27
   Section 10.6.  Limitation on Liens................................................................       27
   Section 10.7.  Sales of Assets....................................................................       29
   Section 10.8.  Merger, Consolidation and Sale of Stock............................................       30
   Section 10.9.  Designation of Restricted and Unrestricted Subsidiaries............................       30
   Section 10.10. Nature of Business.................................................................       31
   Section 10.11. Transactions with Affiliates.......................................................       31

SECTION 11        EVENTS OF DEFAULT..................................................................       31

SECTION 12        REMEDIES ON DEFAULT, ETC...........................................................       34

   Section 12.1.  Acceleration.......................................................................       34
   Section 12.2.  Other Remedies.....................................................................       35
   Section 12.3.  Rescission.........................................................................       35
   Section 12.4.  No Waivers or Election of Remedies, Expenses, Etc..................................       35

SECTION 13        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................................       35

   Section 13.1.  Registration of Notes..............................................................       35
   Section 13.2.  Transfer and Exchange of Notes.....................................................       36
   Section 13.3.  Replacement of Notes...............................................................       36

SECTION 14        PAYMENTS ON NOTES..................................................................       37

   Section 14.1.  Place of Payment...................................................................       37
   Section 14.2.  Home Office Payment................................................................       37

SECTION 15        EXPENSES, ETC......................................................................       37

   Section 15.1.  Transaction Expenses...............................................................       37
   Section 15.2.  Survival...........................................................................       38

SECTION 16        SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  ENTIRE AGREEMENT...................................................................       38

SECTION 17        AMENDMENT AND WAIVER...............................................................       38

   Section 17.1.  Requirements.......................................................................       38
   Section 17.2.  Solicitation of Holders of Notes...................................................       39
   Section 17.3.  Binding Effect, Etc................................................................       39
   Section 17.4.  Notes Held by Company, Etc.........................................................       39

SECTION 18        NOTICES............................................................................       40

SECTION 19        REPRODUCTION OF DOCUMENTS..........................................................       40

SECTION 20        CONFIDENTIAL INFORMATION...........................................................       40

SECTION 21        SUBSTITUTION OF PURCHASER..........................................................       41

SECTION 22        MISCELLANEOUS......................................................................       42

   Section 22.1.  Successors and Assigns.............................................................       42
   Section 22.2.  Payments Due on Non-Business Days..................................................       42

   Section 22.3.  Severability.......................................................................       42
   Section 22.4.  Construction.......................................................................       42
   Section 22.5.  Counterparts.......................................................................       42
   Section 22.6.  Submission to Jurisdiction.........................................................       42
   Section 22.7.  Governing Law......................................................................       42

Signature............................................................................................       44

SCHEDULE A     -- INFORMATION RELATING TO PURCHASERS

SCHEDULE B     -- DEFINED TERMS

SCHEDULE 4.9   -- Changes in Corporate Structure

SCHEDULE 5.3   -- Disclosure Materials

SCHEDULE 5.4   -- Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   -- Financial Statements

SCHEDULE 5.8   -- Certain Litigation

SCHEDULE 5.11  -- Patents, etc.

SCHEDULE 5.14  -- Use of Proceeds

SCHEDULE 5.15  -- Existing Debt, Future Liens

SCHEDULE 5.18  -- Environmental Liabilities

SCHEDULE 10.6  -- Liens Existing as of the Date of Closing

EXHIBIT 1      -- Form of 8.41% Series 1999-A Senior Note due December 1, 2009

EXHIBIT 2      -- Form of Guaranty Agreement

EXHIBIT 3      -- Form of Intercreditor Agreement

EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for the Purchasers

EXHIBIT S      -- Form of Supplement

                                     K2 INC.
                            4900 SOUTH EASTERN AVENUE
                          LOS ANGELES, CALIFORNIA 90040

              8.41% Series 1999-A Senior Notes due December 1, 2009

                                                                    Dated as of
                                                               December 1, 1999

TO THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         K2 Inc., a Delaware corporation (the "COMPANY"), agrees with the Purchasers listed in the attached Schedule A to this Note Purchase Agreement (this "AGREEMENT") as follows:

SECTION 1.  AUTHORIZATION OF NOTES; INTEREST RATE ADJUSTMENT.

         The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 8.41% Series 1999-A Senior Notes due December 1, 2009 (the "SERIES 1999-A NOTES"). The Series 1999-A Notes together with each series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the "NOTES" (such term shall also include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement). The Series 1999-A Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         If the Company shall not have consummated the Simplex Products Disposition on or prior to March 31, 2000, the interest rate on the Series 1999-A Notes shall be increased by 20 basis points to 8.61% per annum effective April 1, 2000. If the Company shall not have consummated the Simplex Products Disposition on or prior to March 31, 2000 but shall have consummated the Simplex Products Disposition on or prior to June 30, 2000, the interest rate on the Series 1999-A Notes shall be decreased by 10 basis points to 8.51% per annum effective as of the date of consummation of the Simplex Products Disposition. If the Company shall consummate the Simplex Products Disposition at any time after June 30, 2000, there shall be no adjustment to the interest rate on the Series 1999-A Notes and the Series 1999-A Notes shall continue to bear interest at the rate of 8.61% per annum. Upon the request of any holder of the Series 1999-A Notes the Company will issue new Series 1999-A Notes which have been modified to reflect the change in the interest rate for the Series 1999-A Notes required by this paragraph.

         Subject to the terms and conditions set forth in Section 9.6, the payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement described in
Section 2 below will be unconditionally guaranteed by certain Subsidiaries of the Company under a Guaranty Agreement dated as of December 1, 1999 (the "GUARANTY AGREEMENT") from said Subsidiaries, which Guaranty Agreement shall be in substantially the form attached hereto as Exhibit 2.

         Pursuant to the Intercreditor Agreement dated as of December 17, 1999 (the "INTERCREDITOR AGREEMENT") among the Purchasers, the banks which are parties to the Bank Credit Agreement and certain other creditors of the Company which are beneficiaries of Subsidiary Guaranty Agreements, recoveries in respect of Excluded Subsidiary Obligations shall be shared among such creditors in accordance with the terms of the Intercreditor Agreement which shall be in substantially the form attached hereto as Exhibit 3.

SECTION 2.  SALE AND PURCHASE OF NOTES.

         SECTION 2.1. SERIES 1999-A NOTES. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 1999-A Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

         SECTION 2.2. ADDITIONAL SERIES OF NOTES. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "SUPPLEMENT") substantially in the form of Exhibit S. Each additional series of Notes (the "ADDITIONAL NOTES") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                   (i) each series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

                  (ii) Additional Notes of the same series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same series shall vote as a single class and constitute one series;

                 (iii) each series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional

         Notes are issued and upon execution of any such Supplement, this Agreement shall be amended to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, PROVIDED, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding;

                  (iv) each series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

                   (v) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

                  (vi) all Additional Notes shall constitute Senior Debt of the Company and shall rank PARI PASSU with all other outstanding Notes; and

                 (vii) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3.  CLOSING.

         The sale and purchase of the Series 1999-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603 at 10:00 A.M. Chicago time, at a closing (the "CLOSING") on December 17, 1999 or on such other Business Day thereafter on or prior to December 31, 1999 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series 1999-A Notes to be purchased by such Purchaser in the form of a single Series 1999-A Note (or such greater number of Series 1999-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 12338-53579 at Bank of America 1850 Gateway Blvd., Concord, California 94520, ABA #121000358. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.  CONDITIONS TO CLOSING.

         The obligation of the Company to sell the Series 1999-A Notes to be sold to each Purchaser at the Closing is subject to the consummation of the sale of the entire aggregate principal amount of the Series 1999-A Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

         The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

         SECTION 4.2. PERFORMANCE; NO DEFAULT. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Series 1999-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

         (b) The Subsidiaries shall have performed all of their obligations under the Guaranty Agreement which are to be performed prior to the Closing.

         SECTION 4.3. COMPLIANCE CERTIFICATES.

                   (a) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                   (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of (i) the Series 1999-A Notes and this Agreement by the Company and (ii) the Guaranty Agreement by the Subsidiaries.

         SECTION 4.4. OPINIONS OF COUNSEL. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Gibson, Dunn & Crutcher LLP counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser's counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing each purchase of Series 1999-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which each

Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         SECTION 4.6. RELATED TRANSACTIONS. The Company shall have consummated the sale of the entire principal amount of the Series 1999-A Notes scheduled to be sold on the date of Closing pursuant to this Agreement.

         SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing, the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

         SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. Except as specified in
Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

        SECTION 4.10. GUARANTY AGREEMENT. The Guaranty Agreement shall have been duly authorized, executed and delivered by each of the Subsidiary Guarantors, shall constitute the legal, valid and binding contract and agreement of each such Subsidiary Guarantor and shall be enforceable against each such Subsidiary Guarantor in accordance with its terms.

         SECTION 4.11. INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall be duly authorized, executed and delivered by each of the Purchasers and the banks which are parties to the Bank Credit Agreement and any other creditor which shall have the benefit of the Subsidiary Guaranty Agreements.

        SECTION 4.12. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and such Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such Purchaser's special counsel may reasonably request.

        SECTION 4.13. CONDITIONS TO ISSUANCE OF ADDITIONAL NOTES. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

                   (a) COMPLIANCE CERTIFICATE. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Section 10.2 on such date.

                   (b) EXECUTION AND DELIVERY OF SUPPLEMENT. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

                   (c) REPRESENTATIONS OF ADDITIONAL PURCHASERS. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

         SECTION 5.2. AUTHORIZATION, ETC. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by

(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 5.3. DISCLOSURE. The Company, through its agent, Bank of America Securities, LLC, has delivered to each Purchaser a copy of a private placement memorandum, dated September, 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in
Schedule 5.3, this Agreement, the Guaranty Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and all other Investments of the Company and its Restricted Subsidiaries (ii) of the Company's Affiliates known to the Company, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

         (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

         (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Guaranty Agreement and perform its obligations under the Guaranty Agreement.

         (d) The Guaranty Agreement has been duly authorized by all necessary action on the part of each Subsidiary and the Guaranty Agreement constitutes a legal, valid and binding obligation of each such Subsidiary enforceable against such Subsidiary in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (e) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. Neither the execution, delivery and performance by the Company of this Agreement and the Notes nor the execution, delivery and performance by the Subsidiaries of the Guaranty Agreement will (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

         SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiaries of the Guaranty Agreement.

         SECTION 5.8. LITIGATION; OBSERVANCE OF STATUTES AND ORDERS. (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the calendar year ended December 31, 1994.

        SECTION 5.10. TITLE TO PROPERTY LEASES. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected as owned by the Company and its Subsidiaries in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business and properties disposed of in connection with the Simplex Products Disposition), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         SECTION 5.11. LICENSES, PERMITS, ETC. Except as disclosed in
Schedule 5.11,

                   (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for those conflicts, that, individually or in the aggregate, would not have a Material Adverse Effect;

                   (b) to the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                   (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

        SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to Aemployee benefit plans" (as defined in Section 3(3) of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

         (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the case of any single Plan and by more than $10,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in Section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meanings specified in
Section 3 of ERISA.

         (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under
Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

         (d) The expected post-retirement benefit obligation (determined as of the last day of the Company=s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

         (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser=s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

        SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Series 1999-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Series 1999-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

        SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of September 30, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary exceeding $5,000,000 and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary exceeding $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

         (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

        SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

        SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

        SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to each Purchaser in writing:

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.19. COMPUTER 2000 COMPLIANT. The Company and its Restricted Subsidiaries internal business and computer systems will be year 2000 compliant in a timely manner and the advent of the year 2000 and its impact on said internal business and computer systems are not expected to have a Material Adverse Effect.

SECTION 6.   REPRESENTATIONS OF THE PURCHASER.

         SECTION 6.1. PURCHASE FOR INVESTMENT. Each Purchaser represents that it is an "accredited investor" as defined in Regulation D under the Securities Act and is purchasing the Series 1999-A Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of such Purchaser's or such pension or trust funds' property shall at all times be within such Purchaser's or such pension or trust funds' control. Each Purchaser understands that the Series 1999-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 1999-A Notes.

         SECTION 6.2. SOURCE OF FUNDS. Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by it to pay the purchase price of the Series 1999-A Notes to be purchased by it hereunder:

                   (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement for such Purchaser most recently filed with such Purchaser's state of domicile; or

                   (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
         (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
         (c); or

                   (d)     the Source is a governmental plan; or

                   (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                   (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                   (g) the Source is an insurance company separate account maintained solely in connection with the fixed contractual obligations of the insurance company under which the amounts payable, or credited, to any employee benefit plan (or its related trust) and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account.

If any Purchaser or any Additional Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or any Additional Purchaser or such transferee is relying on any representation contained in paragraph (b), (c) or (e) above, the Company shall deliver on the date of issuance of such Notes and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         SECTION 7. INFORMATION AS TO COMPANY.

         SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) QUARTERLY STATEMENTS - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) ANNUAL STATEMENTS - within 105 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                     (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                     (B) a certificate of such accountants
                           stating that they have reviewed Sections 10.1, 10.2, 10.3, 10.4, 10.5 and 10.7 (with respect to calculations of the book value of asset dispositions, the Net Proceeds received from such dispositions and the book value of Consolidated Total Assets) of this Agreement and stating further whether, in making their audit, they have become aware of any condition or event under such Sections that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC AND OTHER REPORTS - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                   (e) ERISA MATTERS - promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) NOTICES FROM GOVERNMENTAL AUTHORITY - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                   (g) SUPPLEMENTS - promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof;

                   (h) SIMPLEX PRODUCTS DISPOSITION - promptly and in any event within 10 Business Days following the Simplex Products Disposition written notice of such disposition which shall include the date of such disposition and a brief description of the consideration received in connection with such disposition; and

                   (i) REQUESTED INFORMATION - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

         Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the total consolidated assets of the Company and its Subsidiaries, or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Sections 7.1(a) and (b), above, the Company shall deliver to each holder of Notes that is an Institutional Investor, financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering the group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

         SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) COVENANT COMPLIANCE - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5 hereof, inclusive, and Sections 10.7 and 10.8 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) EVENT OF DEFAULT - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) NO DEFAULT - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) DEFAULT - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8.    PREPAYMENT OF THE NOTES.

         SECTION 8.1. REQUIRED PREPAYMENTS. On December 1, 2003 and on each December 1 thereafter to and including December 1, 2008, the Company will prepay $7,142,857 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium. The entire unpaid principal amount of the Series A Notes shall become due and payable on December 1, 2009.

         Upon any partial prepayment of the Series A Notes pursuant to Section
8.2 or Section 8.7 or any purchase of less than all of the Series A Notes permitted by Section 8.5, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

         SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any series, in an amount not less than 10% of the aggregate principal amount of the Notes of such series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note of the applicable series then outstanding. The Company will give each holder of Notes of the series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes and each series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes of the Series to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         SECTION 8.3. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Additional Series of Notes pursuant to any Supplement shall be allocated as provided therein.

         SECTION 8.4. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         SECTION 8.5. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate that is subject to the control of the Company to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         SECTION 8.6. MAKE-WHOLE AMOUNT FOR SERIES 1999-A NOTE. The term "MAKE-WHOLE AMOUNT" means, with respect to any Series 1999-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Series 1999-A Note, the principal of such Note that is to be prepaid pursuant to
         Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Series 1999-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 1999-A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" on the Bloomberg Financial Market Screen (or such other display as may replace "PX-1" on the Bloomberg Financial Market Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Series 1999-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 1999-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Series 1999-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

         SECTION 8.7.    CHANGE IN CONTROL.

         (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within fifteen Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes UNLESS notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this
Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this
Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.

         (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.7, accompanied by the certificate described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this
Section 8.7.

         (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

         (d) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least 15 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

         (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.

         (f) DEFERRAL PENDING CHANGE IN CONTROL. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded); PROVIDED that in the event more than six months shall have elapsed since the initial notice of Change in Control or Control Event, the Company shall renew the offer to prepay the Notes in accordance with subparagraph (c) of this Section 8.7.

         (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

         (h) "CHANGE IN CONTROL" DEFINED. "CHANGE IN CONTROL" means each and every issue, sale or other disposition of shares of stock of the Company which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) (herein, an "ACQUIRING PERSON") becoming the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.

         (i) "CONTROL EVENT" DEFINED. "CONTROL EVENT" means:

                   (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control,

                 (iii) at any time prior to a public offering of equity securities of the Company, the making of any written offer by any Acquiring Person to the holders of the common stock of the Company, which offer may reasonably be expected to result in a Change in Control, or

                  (iv) at any time after a public offering of equity securities of the Company, the making of any written offer by any Acquiring Person to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

SECTION 9.            AFFIRMATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

         SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.2. INSURANCE. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 9.4. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 9.5. CORPORATE EXISTENCE, ETC. Subject to Sections 10.6 and
10.7 and as permitted by such Sections, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Wholly-Owned Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

        SECTION 9.6. GUARANTY BY SUBSIDIARIES. The Company will cause any Person which becomes a Subsidiary after the Closing and which is required by the terms of the Bank Credit Agreement to become a party to, or otherwise Guaranty, Debt outstanding under the Bank Credit Agreement to enter into the Guaranty Agreement, and deliver within three Business Days thereafter to each of the holders of the Notes the following items:

                  (a) a joinder agreement in respect of the Guaranty Agreement;

                  (b) a certificate signed by the President, a Vice President or another authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Guaranty Agreement, as applicable;

                  (c) such documents and evidence with respect to such Subsidiary as any holder of the Notes may reasonably request in order to establish the existence and good standing of such Subsidiary;

                  (d) an opinion of counsel addressed to each of the holders of the Notes satisfactory to the Required Holders, to the effect that the Guaranty Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and

                  (e) If at any time one or more Subsidiaries which shall have guaranteed the Debt outstanding under the Bank Credit Agreement shall have been released from its obligations under such Guaranty, then upon delivery to the holders of the Notes of evidence of such release (which evidence shall be reasonably satisfactory to the Required Holders), such Subsidiary shall be released from its obligations under the Guaranty Agreement.

         SECTION 9.7. RATING FOR THE NOTES. Promptly following a request by the holders of a majority in aggregate principal amount of the Series 1999-A Notes, the Company will obtain a rating for the Notes from a Nationally Recognized Rating Agency; PROVIDED that the Company shall not have to obtain a rating pursuant to any such request on more than 2 occasions prior to the maturity of the Series 1999-A Notes.

SECTION 10.           NEGATIVE COVENANTS

         The Company covenants that so long as any of the Notes are outstanding:

        SECTION 10.1. CONSOLIDATED NET WORTH. The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $150,000,000, plus
(b) an aggregate amount equal to 40% of its Consolidated Net Income (but, in each case, only if a positive number) for each fiscal quarter beginning with the fiscal quarter ended September 30, 1999.

        SECTION 10.2. LIMITATIONS ON FUNDED DEBT. The Company will not and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Funded Debt, except:

                   (a) Funded Debt evidenced by the Series 1999-A Notes;

                   (b) Funded Debt of the Company and its Restricted Subsidiaries outstanding on the date of Closing and reflected on
         Schedule 5.15 hereto;

                   (c) additional Funded Debt of the Company and its Restricted Subsidiaries, PROVIDED that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                           (i) no Default or Event of Default exists;

                          (ii) the aggregate amount of Consolidated Funded Debt
                  does not exceed 55% of Total Capitalization; and

                         (iii) in the case any such Funded Debt is Priority
                  Debt, such Funded Debt is permitted by Section 10.3; and

                   (d) Funded Debt of a Restricted Subsidiary owed to the Company or a Wholly-owned Restricted Subsidiary.

        SECTION 10.3. LIMITATION ON PRIORITY DEBT. The Company will not at any time permit Priority Debt to exceed 20% of Consolidated Net Worth (determined as of the then most recently ended fiscal quarter of the Company).

        SECTION 10.4. LIMITATION ON CURRENT DEBT. The Company will not, and will not permit any Restricted Subsidiary to, incur any Consolidated Current Debt UNLESS there shall have been during the immediately preceding twelve months a period of at least 28 consecutive days on each of which the sum of (a) all outstanding Consolidated Current Debt, and (b) all outstanding Consolidated Funded Debt shall not have exceeded 55% of Total Capitalization.

        SECTION 10.5. FIXED CHARGES COVERAGE RATIO. The Company will not permit the ratio of Consolidated Net Income Available for Fixed Charges to Fixed Charges for the period consisting of the four immediately preceding fiscal quarters ending on the last day of each fiscal quarter to be less than (i) 1.5 to 1.0 on or prior to December 31, 2000, and (ii) to be less than 1.75 to 1 for any such period thereafter.

        SECTION 10.6. LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured so long as such other Debt shall be so secured, such security to be pursuant to an agreement satisfactory to the holders of more than 50% in aggregate principal amount of the Notes of each series then outstanding and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                   (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                   (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                   (c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

                   (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens do not, in the aggregate, materially detract from the value of such property;

                   (e) Liens incidental to minor survey exceptions and similar Liens, PROVIDED that such Liens do not, in the aggregate, materially detract from the value of such Property;

                   (f) Liens securing Debt of a Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary;

                   (g) Liens existing as of the date of Closing and reflected in Schedule 10.6;

                   (h) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition or construction of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, or Liens incurred within 365 days of such acquisition or the completion of such construction, PROVIDED that (i) the Lien shall attach solely to the property acquired, purchased or constructed, (ii) at the time of acquisition or construction of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price (or cost of construction) or Fair Market Value at the time of acquisition or construction of such property (as determined in good faith by one or more officers to whom authority to enter into the transaction has been delegated by the Board of Directors of the Company), and (iii) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.2(c);

                   (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Restricted Subsidiary (excluding Liens on Properties of an Unrestricted Subsidiary which was formerly a Restricted Subsidiary and which is being redesignated as a Restricted Subsidiary pursuant to Section 10.9), or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Restricted Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (iii) at the time such Person is consolidated with or merged into the Company or a Restricted Subsidiary or such property is acquired, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to the lesser of the total purchase price (or cost of construction) or Fair Market Value at the time of acquisition or construction of such property (as determined in good faith by one or more officers to whom authority to enter into the transaction has been delegated by the Board of Directors of the Company), and (iv) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Section 10.2(c);

                   (j) any extensions, renewals or replacements of any Lien permitted by the preceding subparagraphs (f), (g), (h) or (i) of this
         Section 10.6, PROVIDED that (i) no
         additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any extension, renewal or replacement, (iii) the weighted average life to maturity of the Debt secured by such Liens shall not be reduced, and (iv) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (k) Liens created in connection with Receivables Securitizations; and

                  (l) in addition to the Liens permitted by the preceding subparagraphs (a) through (k), inclusive, of this Section 10.6, Liens securing Priority Debt of the Company or any Restricted Subsidiary, PROVIDED that such Priority Debt shall be permitted by the limitations set forth in Section 10.3.

        SECTION 10.7. SALES OF ASSETS. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold for Fair Market Value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition shall be used within one year of such sale, lease or disposition:

                   (1) to acquire property (including Investments in capital stock of any entity which becomes a Restricted Subsidiary and/or a purchase of assets of another business, individually or substantially as an entity and in the same line of business as the Company), plant and equipment used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a Fair Market Value at least equal to the Fair Market Value of such assets sold, leased or otherwise disposed of; or

                   (2) to prepay or retire Senior Debt (including temporary reductions of revolving credit facilities) of the Company and/or its Restricted Subsidiaries. Any amount prepaid on the Notes pursuant to this Section 10.6 will be prepaid, in compliance with Section 8.2.

         As used in this Section 10.7, a sale, lease or other disposition of assets shall be deemed to be a "SUBSTANTIAL PART" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in transactions (i) in the ordinary course of business, (ii) in which the purchaser is the Company or a Restricted Subsidiary, (iii) which are Excluded Sale and Leaseback Transactions, or (iv) which constitute the Simplex Asset Disposition) (i) during the immediately preceding 12-month period, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition, or (ii) during the period beginning on the date of Closing and ending on the date of such sale, lease or other disposition, exceeds 30% of the book value of Consolidated Total Assets, determined as of the fiscal year immediately preceding such sale lease or other disposition. For purposes of determining whether assets sold by the Company and its Restricted Subsidiaries during any period constitute a "substantial part" of the assets of the Company, to the extent that the Net Proceeds from the disposition of such assets shall be applied in accordance with the terms of the preceding paragraph, the book value of such assets shall be excluded from the calculation of a "substantial part" of the assets of the Company. In addition, if the disposition of any assets (after giving effect to the disposition of all other assets previously disposed of during the applicable period and the application of the Net Proceeds from such disposition in accordance with the previous sentence) would cause the Company to exceed the limitation on the sale of assets set forth herein, only the Net Proceeds from the most recent asset disposition or dispositions which would cause such limitation to be exceeded shall be required to be applied in accordance with the preceding paragraph.

         SECTION 10.8. MERGER, CONSOLIDATION AND SALE OF STOCK. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other corporation; PROVIDED, HOWEVER, that:

                   (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any other Person, so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and in any merger involving a Restricted Subsidiary, such Restricted Subsidiary or another Restricted Subsidiary is the surviving or continuing entity; and

                   (2) the Company may consolidate or merge with any other Person if (i) either (x) the Company shall be the surviving or continuing corporation, or (y) if the surviving or continuing entity is other than the Company, (A) such entity is organized under the laws of the United States or any jurisdiction thereof, (B) such entity expressly assumes, by written agreement satisfactory in scope and form to the Required Holders in aggregate principal amount of the outstanding Notes, all obligations of the Company under the Notes and this Agreement, (C) such entity shall cause to be delivered to each holder of Notes an opinion of independent counsel to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the provisions of this
         Section 10.8 and otherwise satisfactory in scope and form to the Required Holders in aggregate principal amount of the outstanding Notes, (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (iii) at the time of such consolidation or merger and after giving effect thereto, the Company could incur $1.00 of additional Consolidated Funded Debt pursuant to Section 10.2(c).

         (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as Astock@ for the purposes of this Section 10.8(b), any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or Wholly-Owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

         (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors), and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or another Restricted Subsidiary) any shares of stock of any other Restricted Subsidiary, unless such sale or other disposition can be made within the limitations of Section 10.7.

        SECTION 10.9. DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. (a) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary and may designate any Restricted Subsidiary as an Unrestricted Subsidiary, PROVIDED that (i) at such time and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (ii) the designation of such Subsidiary as Restricted or Unrestricted shall not be changed pursuant to this Section 10.9 on more than two occasions. The Company shall give written notice of such action to each holder of a Note within 10 days after the designation of any Subsidiary as Restricted or Unrestricted. Any Subsidiary acquired or created by the Company after the date of this Agreement will be a Restricted Subsidiary unless such Subsidiary shall be designated an Unrestricted Subsidiary in accordance with this Section 10.9.

         (b) The Company acknowledges and agrees that if, after the date hereof, any Person becomes a Restricted Subsidiary, all Debt, leases and other obligations and all Liens and Investments of such Person existing as of the date such Person becomes a Restricted Subsidiary shall be deemed, for all purposes of this Agreement, to have been incurred, entered into, made or created at the same time such Person so becomes a Restricted Subsidiary.

       SECTION 10.10. NATURE OF BUSINESS. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

       SECTION 10.11. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except pursuant to the reasonable conduct of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

SECTION 11.          EVENTS OF DEFAULT

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Section 10 and such default is not remedied within 10 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Section 11); or

                   (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any Supplement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                   (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest in an amount of at least $100,000 on any Debt that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition (which default or condition shall be continuing and unwaived by the holders of such Debt) such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; or

                   (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company or any Restricted Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days (or such lesser period of time as applicable law or rules of court allow a judgment creditor to levy on such judgments) after the expiration of such stay; or

                  (j) If (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

                   (k) Default shall occur in the observance or performance of any provision of the Guaranty Agreement or the Guaranty Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a final and nonappealable determination by any governmental body or court that the Guaranty Agreement is invalid, void or unenforceable as to one or more Restricted Subsidiaries, or any Restricted Subsidiary shall contest or deny in writing the validity or enforceability of any provision of, or obligation under, the Guaranty Agreement.

SECTION 12.          REMEDIES ON DEFAULT, ETC.

        SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes of every series then outstanding shall automatically become immediately due and payable.

         (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

         (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing with respect to any series of Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes of such series held by it or them to be immediately due and payable.

         Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

        SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

        SECTION 12.3. RESCISSION. At any time after any Notes of any series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes of all series then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes of such series, all principal of and Make-Whole Amount, if any, on any Notes of such series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of such series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

        SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.          REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

        SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

        SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of an identical series (and of an identical tranche if such series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

        SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of an identical series (and of an identical tranche if such series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.          PAYMENTS ON NOTES.

        SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America National Trust and Savings Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

        SECTION 14.2. HOME OFFICE PAYMENT. So long as any Purchaser or such Purchaser's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or Schedule A attached to any Supplement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser's nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15.          EXPENSES, ETC.

        SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement), the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement), the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement (including any Supplement), the Guaranty or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by the Purchasers).

         SECTION 15.2. SURVIVAL. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

         SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT.

         All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.          AMENDMENT AND WAIVER.

        SECTION 17.1. REQUIREMENTS. (a) This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of Notes holding more than 50% in aggregate principal amount of the Notes of each series at the time outstanding, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the all of the holders of Notes of all series at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of such series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

         (b) SUPPLEMENTS. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more series of Additional Notes consistent with Sections 2.2 and
4.11 hereof without obtaining the consent of any holder of any other series of Notes.

         SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

         (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

         (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Supplement unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

        SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

        SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.       NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to a Purchaser or such Purchaser's nominee, to such Purchaser or such Purchaser's nominee at the address specified for such communications in Schedule A to this Agreement or any Supplement, or at such other address as such Purchaser or such Purchaser's nominee shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                 (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.          REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.          CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate
(w) to effect compliance with any law, Rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process,
(y) in connection with any litigation to which such Purchaser is a party or
(z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.          SUBSTITUTION OF PURCHASER.

         Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Purchaser's Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section
21), such word shall be deemed to refer to such Affiliate in lieu of such Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to such Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.          MISCELLANEOUS.

        SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

        SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

        SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

        SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

        SECTION 22.6. SUBMISSION TO JURISDICTION. The Company hereby irrevocably submits and consents to the jurisdiction of the federal court located within the County of New York, State of

New York (or if such court lacks jurisdictions, the State courts located therein), and irrevocably agrees that all actions or proceedings relating to this Agreement and the Notes may be litigated in such courts, and the Company waives any objection which it may have based on improper venue or FORUM NON CONVENIENS to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by delivery to it at the address of the Company set forth in Section 18 above.

        SECTION 22.7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.
Signature                                  Very truly yours,

                                           K2 INC.

                                           By
                                              Name:
                                                     -------------------------
                                              Title:
                                                     -------------------------

Accepted as of December 1, 1999

                                   [VARIATION]

                                           By
                                              Name:
                                                     -------------------------
                                              Title:
                                                     -------------------------

                                                            PRINCIPAL AMOUNT OF
         NAME AND ADDRESS                                   SERIES 1999-A NOTES
          OF PURCHASERS                                       TO BE PURCHASED


CONNECTICUT GENERAL LIFE INSURANCE COMPANY                       $11,700,000
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division - S-307

Fax:  860-726-7203

Payments

All payments on or in respect of the Note to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "K2 Inc., 8.41% Series 1999-A Senior Note due December 1, 2009, PPN 482732 A* 5, principal or interest") to:

         Chase NYC/CTR/
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Securities Processing S-309
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2309

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities - S-307
         Operations Group
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2307
         Fax:  860-726-7203

         with a copy to:

         Chase Manhattan Bank, N.A.
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York  10081
         Attention:  CIGNA Private Placements
         Fax:  212-552-3107/1005


                                   SCHEDULE A
                          (to Note Purchase Agreement)

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities Division - S-307
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2307
         Fax:  860-726-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

                                                            PRINCIPAL AMOUNT OF
      NAME AND ADDRESS                                      SERIES 1999-A NOTES
      OF PURCHASERS                                           TO BE PURCHASED

CONNECTICUT GENERAL LIFE INSURANCE COMPANY                       $5,800,000
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division - S-307
Fax:  860-726-7203

Payments

All payments on or in respect of the Note to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "K2 Inc., 8.41% Series 1999-A Senior Note due December 1, 2009, PPN 482732 A* 5, principal or interest") to:

         Chase NYC/CTR/
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Securities Processing S-309
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2309

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities - S-307
         Operations Group
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2307
         Fax:  860-726-7203
         with a copy to:

         Chase Manhattan Bank, N.A.
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York  10081
         Attention:  CIGNA Private Placements
         Fax:  212-552-3107/1005

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities Division - S-307
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2307
         Fax:  860-726-7203



Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

                                                            PRINCIPAL AMOUNT OF
      NAME AND ADDRESS                                      SERIES 1999-A NOTES
       OF PURCHASERS                                          TO BE PURCHASED

CONNECTICUT GENERAL LIFE INSURANCE COMPANY                      $1,000,000
c/o CIGNA Investments, Inc.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division - S-307

Fax:  860-726-7203

Payments

All payments on or in respect of the Note to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "K2 Inc., 8.41% Series 1999-A Senior Note due December 1, 2009, PPN 482732 A* 5, principal or interest") to:

         Chase NYC/CTR/
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021

Address for Notices Related to Payments:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Securities Processing S-309
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2309

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities - S-307
         Operations Group
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2307
         Fax:  860-726-7203
         with a copy to:

         Chase Manhattan Bank, N.A.
         Private Placement Servicing
         P. O. Box 1508
         Bowling Green Station
         New York, New York  10081
         Attention:  CIGNA Private Placements
         Fax:  212-552-3107/1005

Address for All Other Notices:

         CIG & Co.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities Division - S-307
         900 Cottage Grove Road
         Hartford, Connecticut  06152-2307
         Fax:  860-726-7203

Name of Nominee in which Notes are to be issued: CIG & Co.

Taxpayer I.D. Number for CIG & Co.:  13-3574027

                                                            PRINCIPAL AMOUNT OF
      NAME AND ADDRESS                                      SERIES 1999-A NOTES
        OF PURCHASERS                                         TO BE PURCHASED

THE NORTHWESTERN MUTUAL LIFE                                    $22,500,000
 INSURANCE COMPANY
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 299-7124

Payments

All payments on or in respect of the Note to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "K2 Inc., 8.41% Series 1999-A Senior Note due December 1, 2009, PPN 482732 A* 5, principal or interest") to:

         Bankers Trust Company
         16 Wall Street
         Insurance Unit, 4th Floor
         New York, New York  10005
         ABA #0210-0103-3
         For the account of:     The Northwestern Mutual Life Insurance Company
                                 Account Number 00-000-027

Notices

All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:

         The Northwestern Mutual Life Insurance Company
         720 East Wisconsin Avenue
         Milwaukee, Wisconsin  53202
         Attention:  Investment Operations
         Telecopier Number:  (414) 299-7124

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0509570

                                                            PRINCIPAL AMOUNT OF
     NAME AND ADDRESS                                       SERIES 1999-A NOTES
       OF PURCHASERS                                          TO BE PURCHASED

THE CANADA LIFE ASSURANCE COMPANY                                $9,000,000
U.S. Private Placements, SP-11
330 University Avenue
Toronto, Ontario, Canada  M5G 1R8
Attention:  Paul English, Treasurer, U.S.

Payments

All payments on or in respect of the Note to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "K2 Inc., 8.41% Series 1999-A Senior Note due December 1, 2009, PPN 482732 A* 5, principal or interest, and due date or if call or maturity, date thereof and due date or, if call or maturity, effective date thereof") to:

         Chase Manhattan Bank
         ABA #021-000-021
         Acct. No. 900-9-000200 (in the case of call or maturity:
         Acct. No. 900-9-000192)
         Attention:  Doll Balbadar
         Trust Account No. G52708, The Canada Life Assurance Company
         Attention:  Doll Balbadar

Notices

All notices and communications (including financial statements) to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

         Chase Manhattan Bank
         North America Insurance
         3 Chase MetroTech Centre - 6th Floor
         Brooklyn, New York  11245
         Attention:  Ms. Doll Balbadar

with a copy to:

         The Canada Life Assurance Company
         330 University Avenue, SP-12
         Toronto, Ontario, Canada  M5G 1R8
         Attention:  Supervisor, Securities Accounting

Name of Nominee in which Notes are to be issued:  J. Romeo & Co.

Taxpayer I.D. Number:  38-0397420

                                 DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "ADDITIONAL NOTES" is defined in Section 2.2.

         "ADDITIONAL PURCHASERS" means purchasers of Additional Notes.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

         "BANK CREDIT AGREEMENT" means the credit agreement between the Company and its bank lenders, dated as of December ___, 1999, as amended, restated, refinanced, replaced, increased or reduced from time to time and any successor bank credit agreement.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City, New York or Los Angeles, California are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person, as the lessee under the Capital Lease, which would appear as a liability on a balance sheet of such Person in accordance with GAAP.

         "CHANGE IN CONTROL" has the meaning set forth in Section 8.7.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.


                                  SCHEDULE B
                         (to Note Purchase Agreement)

         "COMPANY" means K2 Inc., a Delaware corporation.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED DEBT" means as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means as of any date of determination, the total of all Funded Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED CURRENT DEBT" means as of any date of determination, the total of all Current Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means for any period the sum of (i) Consolidated Net Income, (ii) income tax expense, determined in accordance with GAAP, (iii) non-cash, non-recurring charges deducted from Consolidated Net Income during such period, and (iv) Fixed Charges.

         "CONSOLIDATED NET INCOME" for any period shall mean the net income of the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP, but excluding in any event:

                 (a) any extraordinary gains or losses as defined in APBO Nos. 11, 16 and 30 and FASB Statement No. 4;

                 (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                 (c) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                 (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                 (e) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received or are receivable by the Company or such Restricted Subsidiary in the form of cash distributions;

                 (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary except to the extent applied to the repayment of Debt of such Restricted Subsidiary to the Company or any other Restricted Subsidiary;

                 (g) earnings or amortization resulting from any reappraisal, revaluation or write-up of assets;

                 (h)  to the extent not otherwise excluded pursuant to clause
         (a) above, any aggregate net gain (or any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication,
         (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);

                 (i) any deferred or other credit or amortization thereof representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and

                 (j) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary.

         "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as defined according to GAAP, less the sum of (i) minority interests and (ii) Restricted Investments in excess of 20% of consolidated stockholders' equity.

         "CONSOLIDATED TOTAL ASSETS" means, as of the date of any determination thereof, the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "CURRENT DEBT" means, without duplication, all Debt other than Funded Debt.

         "DEBT" means, with respect to any Person, without duplication,

                 (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorially redeemable Preferred Stock;

                 (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                 (c)  its Capital Lease Obligations;

                 (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                 (e) Guarantees of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof; and

                 (f)  recourse obligations related to Receivables
         Securitization transactions.

         Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of
(i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of any series of Notes or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust and Savings Association in New York, New York as its "base" or "prime" rate.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED SALE AND LEASEBACK TRANSACTION" shall mean any sale or transfer of property acquired by the Company or any Restricted Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Restricted Subsidiary if the Company or a Restricted Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

         "EXCLUDED SUBSIDIARY OBLIGATIONS" shall mean (a) the Guaranty Agreement and any other Guaranty of Debt of the Company by a Subsidiary Guarantor which shall be a party to the Guaranty Agreement and (b) obligations of Subsidiary Guarantors as co-obligors with the Company on Debt; PROVIDED that each creditor which is a beneficiary of an Excluded Subsidiary Obligation shall have become a party to the Intercreditor Agreement.

         "FAIR MARKET VALUE" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "FIXED CHARGES" means, with respect to any period, the sum of (i) Interest Expense and (ii) Lease Rentals for such period.

         "FUNDED DEBT" means, with respect to any Person, (i) all Debt of such Person which by its terms or the terms of any instrument or agreement matures one year or more from, or is directly renewable or extendible at the option of the obligor to a date one year or more from the date of the creation, (ii) current maturities of Funded Debt, and (iii) all amounts outstanding under the Bank Credit Agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                 (a)  the government of

                        (i) the United States of America or any State or other political subdivision thereof, or

                        (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                 (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                 (a) to purchase such Debt or obligation or any property constituting security therefor;

                 (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                 (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                 (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "GUARANTY AGREEMENT" is defined in Section 1.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTERCREDITOR AGREEMENT" is defined in Section 1.

         "INTEREST EXPENSE" means, with respect to any period, the sum (without duplication) of the following: (i) all interest expense in respect of Debt of the Company and its Restricted Subsidiaries (including imputed interest on Capital Leases) deducted in determining Consolidated Net Income for such period and (ii) all debt discount and expense amortized in such period.

         "INVESTMENTS" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "LEASE RENTALS" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or its Restricted Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not designated as rental) which are (i) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (ii) which are based on profits, revenues or sales realized by the lessee from all leased property or otherwise based on the performance of the lessee.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" shall have the meaning (i) set forth in Section
8.6 with respect to any Series 1999-A Note and (ii) set forth in the applicable Supplement with respect to any other series of Notes.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement (including any Supplement) and the Notes, or (c) the validity or enforceability of this Agreement (including any Supplement) or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "NATIONALLY RECOGNIZED RATING AGENCY" means any of Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.

         "NET PROCEEDS" means, with respect to any sale, lease or other disposition of any property by any Person, an amount equal to the DIFFERENCE of

                 (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, lease or other disposition but net of applicable taxes) received by such Person in respect of such disposition, MINUS

                 (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such disposition.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PRIORITY DEBT" means (without duplication) the sum of (a) all unsecured Funded Debt of Restricted Subsidiaries other than (i) Funded Debt owed to the Company or any Wholly-Owned Restricted Subsidiary, (ii) Funded Debt outstanding at the time such Person becomes a Restricted Subsidiary; PROVIDED that (x) such Funded Debt shall not have been incurred in contemplation of the acquisition of such Restricted Subsidiary, (y) such Funded Debt has not been extended, renewed or refunded, and (z) such Funded Debt shall not have been incurred by an Unrestricted Subsidiary which was formerly a Restricted Subsidiary and which is being redesignated as a Restricted Subsidiary, and (iii) Funded Debt outstanding pursuant to Excluded Subsidiary Obligations, and (b) Debt of the Company and its Restricted Subsidiaries secured by Liens other than Liens permitted by Section 10.6(a) through (k).

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "RECEIVABLES SECURITIZATION" shall mean any transaction pursuant to which (i) accounts receivables are sold or transferred and (ii) the seller
(a) retains directly or indirectly an interest in the accounts receivables sold or transferred or (b) assumes any liability on account of any representation or warranty, Guaranty or other agreement in connection with such sale or transfer.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 50% in principal amount of the Notes of each series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "RESTRICTED INVESTMENTS" shall mean all Investments except any of the following: (i) property to be used in the ordinary course of business;
(ii) assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Restricted Subsidiaries or any person that becomes a Restricted Subsidiary; (iv) Investments existing at the date of closing; (v) Investments in obligations, maturing within one year, issued by or guaranteed by the United States of America, or an agency thereof, or Canada, or any province thereof; (vi) Investments in tax-exempt obligations, maturing within one year, which are rated in one of the top two rating classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker's acceptances maturing within one year issued by Bank of America or other commercial banks which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one national rating agency; (ix) Investments in repurchase agreements (x) treasury stock; or (xi) Investments in money market instrument programs which are classified as current assets in accordance with GAAP.

         "RESTRICTED SUBSIDIARY" means any Subsidiary which (i) at least a majority of the voting securities of such Subsidiary are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (ii) has been designated as a Restricted Subsidiary by the Company as reflected in Schedule
5.4 or by written notice given to the holders of all Notes in accordance with
Section 10.9.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SENIOR DEBT" means, as of the date of any determination thereof, all Consolidated Debt, other than Subordinated Debt.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SIGNIFICANT SUBSIDIARY" means at any time any Restricted Subsidiary that accounts for more than (i) 10% of the Consolidated Total Assets or (ii) 10% of consolidated revenue of the Company and its Restricted Subsidiaries.

         "SIMPLEX PRODUCTS DISPOSITION" means any sale or transfer of assets of the Simplex Products Division of the Company or refinancing or recapitalization of the assets or operation of the Simplex Products Division, whether in the form of a sale of stock, borrowing, issuance of debt or equity securities or otherwise, as a result of which (i) the Company ceases to own directly substantially all of the assets of the Simplex Products Division,
(ii) the Company ceases to be liable directly or indirectly for any Debt or trade payables of the Simplex Products Division

(other than pursuant to any indemnification provision for the benefit of the transferee of the assets of the Simplex Products Division or any affiliate of such transferee contained in the agreements memorializing such transaction), and (iii) the Company receives in such transaction, by way of sale proceeds, refinancing proceeds, dividend proceeds, proceeds of the issuance of securities or otherwise, at least $20 million in cash.

         "SUBORDINATED DEBT" means, as of the date of any determination thereof, all unsecured Debt of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the Notes).

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUBSIDIARY GUARANTOR" shall mean each Subsidiary of the Company which shall be a party to the Guaranty Agreement.

         "SUBSIDIARY GUARANTY AGREEMENTS" shall mean the Guaranty Agreement and any other Guaranty of Debt of the Company by a Restricted Subsidiary which shall be a party to the Guaranty Agreement; PROVIDED that each creditor which is a beneficiary of a Subsidiary Guaranty Agreement shall have become a party to the Intercreditor Agreement.

         "SUPPLEMENT" is defined in Section 2.2.

         "TOTAL CAPITALIZATION" means, at any time, the sum of (i) Consolidated Net Worth and (ii) Consolidated Funded Debt.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary which is not a Restricted Subsidiary.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                  SCHEDULE 4.9


                         CHANGES IN CORPORATE STRUCTURE

         Subsequent to the financial statements referred to in Schedule 5.5, the Company completed the acquisition of Ride, Inc., a designer and manufacturer of snowboard equipment, apparel and accessories through the merger of one of the Company's wholly-owned Subsidiaries, KT Acquisitions, Inc., with and into Ride, Inc. on October 7, 1999.

                                  SCHEDULE 5.3

                              DISCLOSURE MATERIALS

                                      None

                                 SCHEDULE 5. 4(A)

(i)  RESTRICTED SUBSIDIARIES AS OF CLOSING DATE


                                                              JURISDICTION   PERCENTAGE OF VOTING STOCK
                                                                   OF        OWNED BY COMPANY AND EACH
                    NAME OF SUBSIDIARY                       INCORPORATION        OTHER SUBSIDIARY          STATUS
                    ------------------                       -------------        ----------------         --------
Ride, Inc.                                                     Washington               100%                Active
Dana Design, Ltd.                                               Montana                 100%               Inactive
Anthony Sales (Barbados) Ltd.                                   Barbados                100%                Active
K2 Bike Inc.                                                    Delaware                100%               Inactive
K2 Funding, Inc.                                                Delaware                100%                Active
Shakespeare Company                                             Delaware                100%                Active
     SUBSIDIARIES OF SHAKESPEARE COMPANY:
     Shakespeare (Hong Kong) Ltd.                              Hong Kong                100%                Active
         SUBSIDIARY OF SHAKESPEARE (HONG KONG) LTD.:
         Pacific Rim Metallic Products Ltd.                    Hong Kong                100%                Active
     Shakespeare International Ltd.                               U.K.                  100%                Active
         SUBSIDIARIES OF SHAKESPEARE INTERNATIONAL LTD.:
         Shakespeare Company (UK) Ltd.                            U.K.                  100%                Active
         Shakespeare Monofilament U.K.Ltd.                        U.K.                  100%                Active
     Shakespeare Hengelsport, B.V.                            Netherlands               100%                Active
     Shakespeare (Australia) Pty. Ltd.                         Australia                100%                Active
     K2 Ski Sport und Mode GmbH                                 Germany                 100%                Active
     Shakespeare Industries, Inc.                               Delaware                100%               Inactive
Sitca Corporation                                              Washington               100%                Active
     SUBSIDIARY OF SITCA CORPORATION:
     K-2 Corporation                                            Indiana                 100%                Active
         SUBSIDIARIES OF K2 CORPORATION:
         Katin, Inc.                                            Delaware                100%               Inactive
         Planet Earth Skateboards, Inc.                        California               100%                Active
         K-2 International, Inc.                                Indiana                 100%               Inactive
         K2 Japan Corporation                                    Japan                  100%                Active
         Morrow Snowboards Inc.                                 Delaware                100%               Inactive
         Madshus A.S.                                            Norway                 100%                Active
SMCA, Inc.                                                     Minnesota                100%                 100%
     SUBSIDIARY OF SMCA, INC.:
     Stearns Inc.                                              Minnesota                100%                Active

UNRESTRICTED SUBSIDIARIES AS OF CLOSING DATE

NONE

INVESTMENTS OF THE COMPANY AND ITS SUBSIDIARIES


               COMMON STOCK INVESTMENTS                     NUMBER OF SHARES
               ------------------------                     ----------------
Albany International Corporation                                   10
Bell Sports Company                                                10
Brunswick Corporation                                              20
Cascade Industries, Incorporated                                   10
Centuri, Inc.                                                     100
Champion International Corporation                                 2
Coleco Industries                                                  4
Coleman Company, Inc.                                              10
Escalade, Inc.                                                    120
Figgie International                                               16
First Team Sports                                                  15
Glassmaster                                                        10
Hallwood Industries Incorporated                                 2,760
Huffy                                                              10
Johnson Worldwide Associates                                       10
Major Pool Equipment Corp.                                         11
Metromedia International Group                                     10
Mossimo Inc.                                                       10
Nike, Inc.                                                         40
Pro-Group                                                          10
Quiksilver                                                         10
Reebok International, Ltd.                                         10
Seatrain Lines, Inc.                                               3
Skis Rossignol                                                     10
Starter Corporation                                                10
The Mead Corporation                                               4


(ii)  KNOWN AFFILIATES

         Trust under the Company's Employee Stock Ownership Plan owns approximately 10% of the Company's outstanding Common Stock.

(iii)  COMPANY DIRECTORS
DIRECTORS:

                                 NAME                             POSITION
                                 ----                             --------
                  B. I. Forester                       Director, Chairman of the Board
                  Richard M. Rodstein                  Director
                  Susan E. Engel                       Director
                  Jerry E. Goldress                    Director
                  Wilford  D. Godbold, Jr.             Director
                  Richard J. Heckmann                  Director
                  Stewart M. Kasen                     Director
                  John H. Offermans                    Director
                  Alfred E. Osborne, Ph. D.            Director

COMPANY OFFICERS:


             NAME                                             POSITION
             ----                                             --------
Richard M. Rodstein             President and Chief Executive Officer of K2 Inc.; President of K2
John J. Rangel                  Senior Vice President B Finance
Tony H. Chow                    Vice President and Director of Taxes
Susan E. McConnell              Secretary
Marie Browne                    Vice President, K2 Business Operations
Amy Buckalter                   Vice President and General Manager, K2 North America In-Line Skates
Anthony DeRocco                 Vice President, K2 Research and Development
Darren Jones                    Vice President and General Counsel of K2
John Rauvola                    Vice President and General Manager, K2 International Operations, Bikes
Stuart N. Rempel                Vice President and General Manager, K2 Skis
Brent Turner                    Vice President and General Manager, K2 Snowboards
James A. Vandergrift            Vice President, K2 Research and Development
Kurt Wolf                       Senior Vice President, K2 International Operations Europe
Koji Matsunaga                  General Manager, K2 Japan
Scott Hogsett                   Vice President and General Manager, Shakespeare Fishing Tackle Domestic
Bruce Brown                     Vice President Worldwide Sourcing, Shakespeare Fishing Tackle Domestic
John L. Tomsett                 Vice President and Managing Director, Shakespeare Fishing Tackle United Kingdom
Robert G. Hughes                Managing Director, Shakespeare Fishing Tackle Holland
Robert Ni                       General Manager, Shakespeare Fishing Tackle Hong Kong
Christopher Miller              President, Planet Earth and Katin
David G. Cook                   Vice President; President of Stearns
Paul Ebnet                      Vice President Sales and Marketing, Stearns
Charles Hall                    Vice President Product Development, Stearns
Michael J. Krmpotich            Vice President Finance, Stearns


Joel Lindmeier                  Vice President Manufacturing, Stearns
Timothy C. Cronin               Vice President; President of Hilton Corporate Casuals
Hilton R. Leibow                Chairman Emeritus, Hilton Corporate Casuals
David H. Herzberg               Vice President; President of Shakespeare Monofilament
Peter J. Brissette              Vice President Research and Development, Shakespeare Monofilament
R. Ray Bryson                   Vice President Finance, Shakespeare Monofilament
Timothy N. Dell                 Vice President Sales and Marketing, Shakespeare Monofilament
Barry D. Johns                  Vice President Manufacturing, Shakespeare Monofilament
J. Wayne Merck                  Vice President; President of Shakespeare Composites and Electronics
Edward C. Blair                 Vice President and Controller, Shakespeare Composites and Electronics
James W. Davidson               Vice President Research and Development, Shakespeare Composites and Electronics
Charles R. Jeffords             Vice President Manufacturing, Shakespeare Composites and Electronics
Robert E. Doyle                 Senior Vice President; President of Simplex Products
Jeffrey W. Baskett              Vice President International Sales and Market Development, Simplex Products
Leonard L. Cannon               Vice President Finance, Simplex Products
Mohamed Fahmy                   Vice President and General Manager, Simplex Products
Besty J. Mossing Monday         Vice President and General Manager, Simplex Products

                                 SCHEDULE 5.4(B)


                                      None

                                 SCHEDULE 5.4(C)

                                      None

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS

The Company's Form 10-K Annual Report for the year ending December 31, 1998 and the Form 10-Q for the quarter ending September 30, 1999.

                                  SCHEDULE 5.8

                               CERTAIN LITIGATION

         K2 Inc. is one of several potentially responsible parties ("PRP") named in an Environmental Protection Agency matter involving discharge of hazardous materials at an old waste site in South Carolina. The extent of K2 Inc.'s required financial contribution to the cleanup of the site is expected to be limited based upon the number and financial strength of the other named PRPs and the volume and types of waste involved which might be attributable to K2 Inc. Although environmental and related remediation costs are difficult to quantify, K2 Inc.'s environmental engineers, consultants and legal counsel have developed estimates based upon cost analyses and other available information. K2 Inc. accrues for these costs when it is probable that a liability has been incurred and the amount can be reasonably estimated. At December 31, 1998 and 1997, K2 Inc. accrued approximately $963,000 and $930,000, respectively, with no provision for expected insurance recovery.

                                 SCHEDULE 5. 11

                                     PATENTS

                                      None

                                  SCHEDULE 5.14

                                 USE OF PROCEEDS

The $50,000,000 of proceeds received will be used entirely to pay down the Company's existing $100 million revolving credit facility with Bank of America, Agent, which has an outstanding balance of $88,500,000 as of December 17, 1999.

                                  SCHEDULE 5.15

                          EXISTING DEBT / FUTURE LIENS

                                                                                         AMOUNT OUTSTANDING AS OF
         SUBSIDIARY                                DESCRIPTION                           SEPTEMBER 30, 1999 (US$)
         ----------                                -----------                           ------------------------
K2 Inc.                        Bank of America revolver                                         71,500,000
K2 Inc.                        Private Placement                                                26,668,000
K2 Corp.                       Flow International Equipment Capital Lease                        118,000
K2 Japan                       Union Bank                                                       15,253,000
K2 GmbH                        Bank of America                                                  24,437,000
Shakespeare Hong Kong          Norwest Bank                                                     1,967,000
Shakespeare Australia          National Australia Bank                                           437,000

Capitalized Leases:

                                                                                         AMOUNT OUTSTANDING AS OF
         SUBSIDIARY                                DESCRIPTION                            DECEMBER 8, 1999 (US$)
K2 Corp.                       Bank of America                                                   $142,000


                                  SCHEDULE 5.18

                            ENVIRONMENTAL LIABILITIES

Please see Schedule 5.08 Certain Litigation.


                                  SCHEDULE 10.6

                        LIENS EXISTING AS OF CLOSING DATE

        SUBSIDIARY/DIVISION                   DESCRIPTION                  LIENHOLDER                LIEN AMOUNT
K2 Inc./K2 Corp.                      Accounts Receivable Asset    K2 Funding, Inc./Nations
                                      Securitization               Bank                                50,000,000
K2 Corp.                              Dark Room Supplies           Prime Source                            11,000
K2 Corp.                              Factory Safety Supplies      Magid Glove & Safety                    12,000
Shakespeare Monofilament              Forklifts                    Associated Leasing                      26,092
Shakespeare Monofilament              Forklifts                    Hyster Credit                           11,534
Shakespeare Monofilament              Telephone Equipment          NEC America                             41,886
Shakespeare Monofilament              Welder Equipment             Industrial Credit                          250
Shakespeare Monofilament              Copiers                      IBM                                     57,120
Stearns Inc.                          Computer Equipment           IBM                                    142,296
Simplex Products Division             Lift Trucks                  Old Kent Leasing                         7,478
Simplex Products Division             Copiers                      GE Capital                              87,468
Planet Earth Skateboards, Inc.        Forklifts                    Hawthorne Machinery                     13,825
Ride, Inc.                            Secured Line of Credit       CIT Group Credit Finance,           10,367,000
                                                                   Inc.
Ride, Inc.                            Misc. Computer and other     Keycorp Leasing                        315,000
                                      equipment


                                 [FORM OF NOTE]

                                     K2 INC.

              8.41% Series 1999-A Senior Note due December 1, 2009

No.  [_______]                                                    [Date]
$[__________]                                               PPN 482732 A* 5

         FOR VALUE RECEIVED, the undersigned, K2 INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] DOLLARS on December 1, 2009 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.41% per annum from the date hereof, payable semi-annually, on the first day of June and December in each year, commencing with the June 1 or December 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.41% or (ii) 2% over the rate of interest publicly announced by Bank of America National Trust and Savings Association from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America National Trust and Savings Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreement, dated as of December 1, 1999 (as from time to time amended, supplemented or modified, the "NOTE PURCHASE AGREEMENT"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                                 EXHIBIT 1
                        (to Note Purchase Agreement)

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         The interest rate borne by this Note and the other Notes issued pursuant to the Note Purchase Agreement may be changed upon the terms and conditions set forth in Section 1 of the Note Purchase Agreement.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         All amounts of principal, interest and Make-Whole Amount payable with respect to the Notes are unconditionally guaranteed by all Subsidiaries under and pursuant to that certain Guaranty Agreement dated as of December 1, 1999 from said Subsidiaries.

         This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                     K2 INC.

                                     By
                                       Name:________________________
                                       Title:_______________________


                                   E-1-2

                           FORM OF GUARANTY AGREEMENT









                                    EXHIBIT 2
                          (to Note Purchase Agreement)

                       FORM OF OPINION OF SPECIAL COUNSEL

         The closing opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

         1. The Company is a validly existing corporation, in good standing under the laws of its jurisdiction of incorporation, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged.

         2. Each Subsidiary is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation.

         3. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors= rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         4. The Series 1999-A Notes issued to the Purchasers on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         5. Assuming the accuracy of the Purchasers' representations and warranties and compliance by the Purchasers with their covenants and agreements contained in the Note Purchase Agreement, no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Federal governmental body or any governmental body organized under the laws of the states of New York or California, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Series 1999-A Notes or insofar as the Restricted Subsidiaries are concerned, the Guaranty Agreement.

         6. Each of the Subsidiaries has the corporate power and authority and is duly authorized to enter into and perform all of its obligations under the Guaranty Agreement and the Guaranty Agreement has been duly authorized, executed and delivered by each of the Subsidiaries and constitutes the legal, valid and binding contract of each of the Subsidiaries enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity

                                 EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

(regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         7. The issuance and sale of the Series 1999-A Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any agreement or other instrument disclosed on Schedule ___ to such opinion to which the Company is a party or by which the Company may be bound.

         8. Assuming the accuracy of the Purchasers' representations and warranties and compliance by the Purchasers with their covenants and agreements contained in the Note Purchase Agreement, the issuance, sale and delivery of the Series 1999-A Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the 1999-A Notes or the Guaranty Agreement under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         9. Neither the issuance of the Series 1999-A Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System.

         10. Except as disclosed in Schedule 5.8 of the Note Purchase Agreement or in Schedule ___ to this opinion, there are no actions, suits or proceedings, to the knowledge of such counsel pending or threatened against the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, seeks to restrain the transactions contemplated by the Note Purchase Agreement or which if adversely determined, would call into question the ability of the Company to perform its obligations under the Note Purchase Agreement and the Series 1999-A Notes or on the legality, validity or enforceability of the Company=s obligations under the Note Purchase Agreement or the Series 1999-A Notes or of the Restricted Subsidiaries to comply with the provisions of the Guaranty Agreement. To the knowledge of such counsel, neither the Company nor any Subsidiary is in default with respect to any order, judgment or decree of any court or governmental authority, or arbitration board or tribunal.

         11. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         The opinion of Gibson, Dunn & Crutcher LLP shall cover such other matters relating to the sale of the Series 1999-A Notes as each Purchaser may reasonably request and shall be subject to such customary qualifications, limitations and exceptions as shall be reasonably satisfactory to the Purchasers. With respect to matters of fact on which such opinion is based,

                                EXHIBIT 4.4(a)-2
such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.




                                EXHIBIT 4.4(a)-3

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS



         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreement, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreement and to issue the Series 1999-A Notes.

          2. The Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Series 1999-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Series 1999-A Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Series 1999-A Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Series 1999-A Notes.

                                 EXHIBIT 4.4(b)
                          (to Note Purchase Agreement)

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the Bylaws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.



                                 EXHIBIT 4.4(b)-2

===============================================================================

                                     K2 INC.

                 [NUMBER] SUPPLEMENT TO NOTE PURCHASE AGREEMENT

                       Dated as of ______________________

                 Re: $____________ _____% Series __ Senior Notes

                            DUE _____________________


===============================================================================



                                  EXHIBIT S
                          (to Note Purchase Agreement)

                                     K2 INC.
                            4900 SOUTH EASTERN AVENUE
                          LOS ANGELES, CALIFORNIA 90040

                                                                     Dated as of

                                                      --------------------, ----

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

         This [Number] Supplement to Note Purchase Agreement (the "SUPPLEMENT") is between K2 Inc., a Delaware corporation (the "COMPANY"), and the institutional investors named on Schedule A attached hereto (the "Purchasers").

         Reference is hereby made to that certain Note Purchase Agreement dated as of December 1, 1999 (the "NOTE PURCHASE AGREEMENT") between the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.12 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

         The Company hereby agrees with the Purchaser(s) as follows:

         1. The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____% Series ___ Senior Notes due _________, ____ (the "SERIES ___ NOTES"). The Series ___ Notes, together with the Series 1999-A Notes [and the Series __ Notes] initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series ___ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

         2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series __ Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

         3. The sale and purchase of the Series __ Notes to be purchased by each Purchaser shall occur at the offices of [Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603,] at 11:00 A.M. Chicago time, at a closing (the "CLOSING") on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series __ Notes to be purchased by such Purchaser in the form of a single Series __ Note (or such greater number of Series __ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [INSERT BANK ADDRESS, ABA
NUMBER FOR WIRE TRANSFERS, AND ANY OTHER RELEVANT WIRE TRANSFER INFORMATION]. If, at the Closing, the Company shall fail to tender such Series __ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

         4. The obligation of each Purchaser to purchase and pay for the Series
__ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series __ Notes to be purchased at the Closing, and to the following additional conditions:

                   (a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

                   (b) Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series
         __ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

         5. [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including Make-Whole Amount) and closing conditions applicable to Series ___ Notes].

         6. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series __ Notes by such Purchaser.

         7. The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

         The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                            K2 INC.

                                            By _______________________________

                                               Name:__________________________
                                               Title:_________________________

Accepted as of __________, _____

                                            [VARIATION]

                                            By________________________________

                                              Name:___________________________
                                              Title:__________________________

                       INFORMATION RELATING TO PURCHASERS


                                                             PRINCIPAL
NAME AND ADDRESS OF PURCHASER                             AMOUNT OF SERIES
                                                          __ NOTES TO BE
                                                             PURCHASED




[NAME OF PURCHASER]                                       $


(1) All payments by wire transfer of immediately available funds to:


         with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3)      All other communications:


                                   SCHEDULE A
                                 (to Supplement)

                          SUPPLEMENTAL REPRESENTATIONS

         The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof with respect to the Series __ Notes with the same force and effect as if each reference to "Series 1999-A Notes" set forth therein was modified to refer the "Series __ Notes" and each reference to "this Agreement" therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

         SECTION 5.3. DISCLOSURE. The Company, through its agent, Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated ____________ (the "MEMORANDUM"), relating to the transactions contemplated by the ______ Supplement. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the _______ Supplement and the financial statements listed in Schedule 5.5 to the _____ Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since ____________, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF RESTRICTED SUBSIDIARIES. (a) Schedule 5.4 to the ______ Supplement contains (except as noted therein) complete and correct lists of the Company's Restricted and Unrestricted Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

        SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Series __ Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [_] other Institutional Investors, each of which has been offered the Series __ Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

        SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Series __ Notes to ______________________________ and for general corporate purposes. No part of the proceeds from the sale of the Series __ Notes pursuant to the _____ Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the

                                EXHIBIT A
                             (to Supplement)

Federal Reserve System (12 CFR 222), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

        SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Schedule 5.15 to the _________ Supplement sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of _____________, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series ___ Notes are issued]

                            [FORM OF SERIES __ NOTE]

                                     K2 INC.

                  ___% SERIES __ SENIOR NOTE DUE ______________

No. [_________]                                                [Date]
$[____________]                                        PPN [____________]

         FOR VALUE RECEIVED, the undersigned, K2 Inc. (herein called the ACOMPANY"), a corporation organized and existing under the laws of the State of Delaware hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on _______________,
with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of ____% per annum from the date hereof, payable semiannually, on the _____ day of ______ and ______ in each year, commencing on the first of such dates after the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [coupon + 2%]% or (ii) 2% over the rate of interest publicly announced by _________________ from time to time in ____________________ as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at ______________________, in ______________________, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (the "NOTES") issued pursuant to a Supplement to the Note Purchase Agreement dated as of December 1, 1999 (as from time to time amended, supplemented or modified, the "NOTE PURCHASE AGREEMENT"), between the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Note Purchase Agreement, PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

                                   EXHIBIT A
                                (to Supplement)

         This Note is registered with the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note of an identical series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         [The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is not subject to regularly scheduled prepayments of principal.] This Note is [also] subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         All amounts of principal, interest and Make-Whole Amount payable with respect to the Notes are unconditionally guaranteed by all Subsidiaries under and pursuant to that certain Guaranty Agreement dated as of December 1, 1999 from said Subsidiaries.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                     K2 INC.

                                     By
                                         Name:_____________________
                                         Title:____________________